U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2 AMENDMENT NO. 1

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUTURE QUEST NEVADA, INC.

(Name of Small Business Issuer in its charter)

NEVADA	1311	20-1140617
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6302 Mesedge Drive Colorado Springs, CO 80919

(719) 598-2469

(Address and telephone number of principal executive offices)

6302 Mesedge Drive Colorado Springs, CO 80919

(719) 598-2469

(Address of principal place of business or intended principal place of business).

James B. Parsons, 2070 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004

(425) 451-8036

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: The proposed date of sale will be as soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

Calculation of Registration Fee
Title of each Class of Securities To be Registered	Shares to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	25,000,000	$0.02	$500,000	$53.50

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Securities Being Offered	Up to 25,000,000 Shares Of Common Stock at $0.02 per share.
Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued And to be Issued	As of the date of this Prospectus, there were 195,543,060 shares issued and outstanding. Following completion of this offering, assuming all shares are sold, there will be 220,543,060 shares issued and outstanding.

The Company's common stock is presently traded on Pink Sheets under symbol FQNI.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This offering involves a high degree of risk; see RISK FACTORS, beginning on page 5, to read about factors you should consider before buying shares of the common stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

SUMMARY INFORMATION AND RISK FACTORS.

Prospectus Summary. The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

SUMMARY

This is a public offering of up to 25,000,000 shares of common stock of Future Quest Nevada, Inc. There is no minimum offering, and shares will be sold by officers and directors of the Company on a best efforts basis. Funds received will not be placed in an escrow or trust account, and therefore will be available for immediate use by the Company.

The Company's common stock presently trades on Pink Sheets under symbol FQNI

The Company is in the business of oil and gas exploration. The Company was formed in October 2002 as a spin out from a public company, First Canadian American Holding Corp. by Sandy Winick, its past CEO and President. This created a Canadian corporation named Future Quest, Inc. On February 15, 2005, Future Quest, Inc. merger into Future Quest Nevada, Inc., a Nevada corporation.

The Company has received no revenues to date

The Company's unaudited financial statements for the interim period ending September 30, 2006, and the audited balance sheets as of December 31, 2005 and December 31, 2004, and the statements of operations, stockholders' equity, and cash flows for the periods then ended included in this Prospectus and Registration Statement, have been included herein in reliance on the report of De Joya Griffith & Company, LLC, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting. That report, dated October 10, 2006, contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, as described in Note 1 to those financial statements. The Company is in its exploration stage and its net loss and deficit accumulated during exploration stage is $356,320

 Our principal executive offices are located at 6302 Mesedge Drive Colorado Springs, CO 80919 and our phone number is (719) 598-2469.

The Offering

Common Stock Offered for Resale: 25,000,000 shares

Securities to be outstanding after this offering: 220,543,060 shares

Use of Proceeds

Proceeds received from the sale of stock under this Prospectus will be used for the development of its business plan. Please see Use of Proceeds section contained herein for further details.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our audited financial statements included elsewhere in this Prospectus.

Revenues

For the nine month period ended September 30, 2006 our revenues totaled $12,099.

Operating Expenses

Operating expenses totaling $66,001 for the nine months ended September 30, 2006 and $145,195 for the period ended December 31, 2005, consisted of organizational costs, lease acquisition, consulting, accounting, legal, transfer agent, depreciation, interest, and other general and administrative expenses.

Income Taxes

The Company does not anticipate having to pay income taxes in 2006, due to our absence of net profits.

Capital and Liquidity

For the nine months ended September 30, 2006, we had total assets of $76,030, compared to total assets for the year ended December 31, 2005 of $71,932. The increase in assets was due to the the acquisition of lease hold interests including a working well. As of the nine months ended September 30, 2006, we had current liabilities of $246,570. At December 31, 2005, we had current liabilities of $182,664. These amounts were represented by accounts payable, consultants' payable, deferred salaries, interest payable and loans payable to related parties. At December 31, 2004 we had current liabilities of $181,000. The increase in liabilities was due primarily to acquisition costs of oil rights, increased accounts payable and deferred salaries. For the period from inception to the nine months ended September 30, 2006, we had a working capital deficiency of $74,158. At December 31, 2005, we had a working capital deficiency of $180,769 (2004 - $180,769).

We do not believe that our current cash resources will be able to maintain our current operations for an extended period of time. We will be required to raise additional funds or arrange for additional financing over the next 12 months to adhere to our development schedule. No assurance can be given, however, that we will have access to additional cash in the future, or that funds will be available on acceptable terms to satisfy our working capital requirements. If we are not able to arrange for additional funding or if our officers, directors and shareholders stop advancing funds to us, we may be forced to make other arrangements for financing such as loans or entering into strategic alliances. We have not identified any alternative sources of financing.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this prospectus and any other filings we make with the United States Securities and Exchange Commission before you decide whether to buy our shares. Should any one or more of these risks actually materialize the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

In evaluating the Company, careful consideration should be given to the following risk factors, in addition to the other information included or incorporated by reference in this annual report. In addition, the "Forward-Looking Statements" located in this Form 10-KSB describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock.

Accumulated Losses

To date the Company's operations have not generated sufficient operating cash flows to provide working capital for the Company's ongoing overhead, the funding of its lease acquisitions and the exploration and development of these properties. Without adequate financing, the Company may not be able to successfully develop any prospects that it acquires or achieve profitability from its operations in the near future or at all.

During the year ended December 31, 2005, Future Quest incurred a net loss of $145,195 and as of December 31, 2005 has an accumulated deficit of $356,320

We cannot predict the future price of oil and natural gas.

Our revenues, profitability and liquidity are substantially dependent upon prevailing prices for oil and natural gas, which can be extremely volatile and in recent years have been depressed by excess total domestic and imported supplies. Prices also are affected by actions of state and local agencies, the United States and foreign governments, and international cartels. In addition, sales of oil and natural gas are seasonal in nature, leading to substantial differences in cash flow at various times throughout the year. These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil and natural gas. Any substantial or extended decline in the price of oil and/or natural gas would have a material adverse effect on our financial condition and results of operations, including reduced cash flow and borrowing capacity. All of these factors are beyond our control.

We could be adversely impacted by changes in the oil and gas market.

The marketability of any future oil and gas production depends in part upon the availability, proximity and capacity of gas gathering systems, pipelines and processing facilities. Federal and state regulation of oil and gas production and transportation, general economic conditions, changes in supply and changes in demand all could adversely affect our ability to produce and market its oil and natural gas. If market factors were to change dramatically, the financial impact could be substantial because we would incur expenses without receiving revenues from the sale of production. The availability of markets is beyond our control.

New government regulation and environmental risks could increase our costs.

The production and sale of oil and gas are subject to a variety of federal, state and local government regulations. These include:

*    the prevention of waste

*    the discharge of materials into the environment

*    the conservation of oil and natural gas, pollution, permits for drilling operations, drilling bonds, reports concerning operations

*    the spacing of wells

*    the unitization and pooling of properties

Many jurisdictions have at various times imposed limitations on the production of oil and gas by restricting the rate of flow for oil and gas wells below their actual capacity to produce. Because current regulations covering our operations are subject to change at any time, and despite our belief that we are in substantial compliance with applicable environmental and other government laws and regulations, we may incur significant costs for compliance in the future.

Our prices may be impacted adversely by new taxes.

The federal, state and local governments in which we operate impose taxes on the oil and gas products we sell. In the past, there has been a significant amount of discussion by legislators and presidential administrations concerning a variety of energy tax proposals. In addition, many states have raised state taxes on energy sources and additional increases may occur. We cannot predict whether any of these measures would have an adverse impact on oil and natural gas prices.

Exploration and Production Risks

The business of exploring for and producing oil and gas involves a substantial risk of investment loss that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Drilling oil and gas wells involves the risk that the wells will be unproductive or that, although productive, the wells do not produce oil and/or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations.

A productive well may become uneconomic in the event water or other deleterious substances are encountered, which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances.

Financing Risks

Future Quest has relied in the past primarily on the sale of equity capital, shareholder loans and other similar types of transactions to fund working capital and the acquisition of its prospects and related leases. Failure to generate operating cash flow or to obtain additional financing for the exploration of the Company's properties could result in substantial dilution of our property interests, or delay or cause indefinite postponement of further exploration and development of its prospects with the possible loss of such properties.

Risks Associated with Management of Growth

Because of its small size, Future Quests growth in accordance with its business plans, if achieved, will place a significant strain on its financial, technical, operation and management resources. As Future Quest expands its activities and increases the number of projects it is evaluating or in which it participates, there will be additional demands on its financial, technical and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced managers, geoscientists and engineers, could have a material adverse effect on its business, financial condition and results of operations and its ability to timely execute its business plan.

Because our management does not have technical training or experience in the operation of an oil and gas exploration company, we will have to hire qualified personnel. If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Our management has no technical training or experience in the oil and gas exploration field. We will have to hire qualified persons to perform the surveying, exploration, and development of the property. Our management has no direct training in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches oil and gas exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of training in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the "risk factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

USE OF PROCEEDS

Future Quest Nevada, Inc. intends to raise $500,000 from the sale of 25,000,000 shares of common stock at $0.02 cents per share. This offering has a maximum amount of $500,000 and will not have a minimum. The costs associated with this offering will be completely covered with cash that the company currently has on hand.

The following table details the use of proceeds for this offering. None of the expenditures itemized are listed in any particular order of priority or importance. Since no offering expenses will be paid from these proceeds, and assuming that 100% of the offering is sold for a total of $500,000, the gross aggregate proceeds will be allocated as follows:
Expenditure Item	Amount
Pay Existing Well Debt	75,000
Purchase new prospect lease	35,000
Drill/Complete new well	275,000

Professional Fees	15,000

Working Capital	100,000

Total:	$500,000

The above expenditures are defined as follows:

Pay existing well debt: This item refers to the amount of money that we will use to pay off the loan used to acquire the Hill Lease completed well and lease.

Purchase New Prospect lease: This item refers to the amount of money that the company will spend acquiring a new oil well drilling prospect including land man fees, acreage and leasing cost and seismic costs.

Drill and Complete New Well: This item refers to the cost of drilling and completing the cost of the anticipated new prospect lease. It is assuming an approximate 50% net revenue interest in this prospect.

Professional Fees: This item refers to legal services and accounting fees.

Working Capital: This item refers to the cost of operating the business.

There is no assurance that we will be able to raise the entire $500,000 with this offering. The following chart details how we will use the proceeds if we only raise 40%, 60%, or 80% percent of this offering:
Expenditure Item	40%	60%	80%
Pay Existing Well debt	75,000	-0-	75,000
Purchase new prospect lease	35,000	35,000	35,000
Drill and Complete new well	-0-	265,000	275,000

Professional Fees	15,000	-0-	15,000

Working Capital	75,000	-0-	-0-

Total	$200,000	$300,000	$400,000

We have identified a new prospect lease project, but will not attempt to purchase until after the completion of this offering.

If only 40% of this offering is sold, Future Quest would be required to find other sources of financing since the company would not have sufficient funds to purchase a new well prospect. In this case the company would be able to pay existing well debt and have sufficient working capital to pursue additional capital for a 12 month period.

If only 60% of this offering is sold, Future Quest would be able to acquire the new lease prospect and drill and complete this prospect. If only 60% of this offering is sold, the company would seek other sources of additional financing or rely on management and shareholder loans to continue its business plan efforts. The company would be unable to pay off the existing well loan and rely upon oil production on this well to continue to service this loan.

If only 80% of this offering is sold, Future Quest will consider the funds it has raised to be sufficient to carry out its business plan.

No proceeds from this offering will be paid to the officers or directors.

DETERMINATION OF OFFERING PRICE

The Board of Directors has set the offering price at $0.02 based on current market prices.

DIVIDEND POLICY

Purchasers of the Shares will participate in dividends based upon the number of shares held as of a dividend record date.

Our By-Laws provide that our Board of Directors may, from time to time, declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by law. See "Risk Factors."

We have never declared or paid any cash dividends on our common stock. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

PLAN OF DISTRIBUTION

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Shares will be sold at the fixed price of $.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

LEGAL PROCEEDINGS

Future Quest is currently not a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is the name and age of each individual who was a director or executive officer of Future Quest as of September 30, 2006, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office
Tim DeHerrera	48	President, Secretary, Director	1 Year
P. James Voloshin	64	Director	1 Year

Biographical Information

All directors of the Company hold office until the next annual meeting or until their successors have been elected and qualified. All officers serve at the discretion of the Board of Directors.

Tim DeHerrera President and Director. Mr. DeHerrera has been President and a Director since February 2004. Previously he was President of Atlantis Business Development Corporation, a public company regulated under Section 54 of the Investment Company Act of 1940. Prior to joining Atlantis he was in the financial services sector for over fifteen years most recently as president and founder of Alternative Finance Advisors, Inc, a consulting company to the credit industry. Throughout his career Mr. DeHerrera has been a principle in numerous companies both public and private. He has a lengthy background in investment banking, capital formation, capital restructures, private placements and deal origination. Mr. Deherrera plans to devote at least fifty percent (50%) of his time to the Company.

Dr. Voloshin is a Director of Future Quest and is a practicing board certified Plastic Surgeon in Newport Beach, Ca. Besides being a member or past member of ten of the most significant plastic surgery medical societies, he has been active in many businesses and developments. In the late 70's and early 80's he was President of many building companies i.e. Center 80-81 Developments, Derby Ranches, Kingsway Professional Building, Kingsway Surgical Suite, among a few. He also was actively involved in building more than 600 apartment units. During this same period of time he was President of the Medical staff of a 1000 bed city hospital, which was the seventh busiest hospital in North America at that time. He has held several other positions in community organizations. In more recent years he founded and later sold Surgical Funding Group, one of the early companies in medical financing. He has been actively involved in numerous other business ventures. Has been president of Newport Surgery Institute since 1996 and was on the board of Atlantis Business Development Corporation, a public corporation, from 1996-2003. Mr. Voloshin plans to commit at least twenty percent (20%) of his time to the Company.

There are no familial relationships between our officers and directors. None of the directors are independent directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Prospectus relating to the beneficial ownership of Company common stock by those persons known to the Company to beneficially own more than 5% of the Company capital stock, by each of the Company's directors, proposed directors and executive officers, and by all of the Company's directors, proposed directors and executive officers as a group. The address of each person is care of the Company.

Name of Beneficial Owner[1]	Number Of Shares	Percent Before Offering	Percent After Offering
Tim C. DeHerrera	50,549,320	25.8%	22.9%
P. James Voloshin	48,226,080	24.6%	21.9%
Officers and Directors as a Group Total shares	98,775,400 195,543,060	50.4% 100%	44.8%

DESCRIPTION OF SECURITIES

General

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Company's Articles of Incorporation authorizes the issuance of 250,000,000 of common stock, $.001 par value per share, of which 195,543,060 shares were outstanding as of the date of this Prospectus. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

There are no Preferred shares authorized or issued.

Employee Stock Option Plan

The Company does not have an Employee Stock Option Plan at this time.

Transfer Agent

The registrar and transfer agent for our common shares is Signature Stock Transfer Inc.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons Law Firm, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Future Quest's common stock.

The Company has engaged the Accounting firm of De Joya Griffith & Company LLC with offices in Henderson, Nevada as independent auditors to certify the aforementioned financial statements of the Company and will rely upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

DESCRIPTION OF BUSINESS

General

Our Background Future Quest Nevada, Inc. referred to as the "Company" has not yet realized any revenues from its planned operations. The Company's primary objective is to identify, acquire and develop oil and gas projects. The Company has acquired interests in producing properties through leases on which it drills and/or operates oil or gas wells in efforts to discover and/or to produce oil and gas.  The Company's interests in the properties vary depending on the availability of the interests and their locations.  At December 31, 2005, the Company owned working interests in oil and gas properties located within the State of Texas.

Our Business. Future Quest was originally incorporated under the laws of the State of Ontario, Canada on October 23, 2002 as Future Quest, Inc.

Future Quest Nevada, Inc. was formed for the purpose of completing a merger with Future Quest, Inc. in order to change its state of incorporation from Canada to Nevada. Future Quest Nevada incorporated within the state of Nevada on February 15, 2005. The merger was completed on February 22, 2005 with Future Quest Nevada being the surviving entity.

Our Oil and Gas Properties

Hill Lease Property

The Hill Lease property is located in Corsicanna, Navarro County, Texas. It consists of 15.5 gross acres of land. On the Hill Lease the Company owns one low flow producing oil well. The completed well is at a depth of 2132 feet in what's commonly known as the Pecan Gap formation. It is geographically located in the central portion of Navarro County in Central Texas just south of the city Corsicanna.

DESCRIPTION OF PROPERTY

As of the dates specified in the following table, Future Quest held the following property in the following amounts:

Property                                 December 31, 2005             December 31, 2004

----------------------------------------------------------------------------------------------------

Cash and equivalents             $ 1,932.00                             $   231.00

Future Quest defines cash equivalents as all highly liquid investments with a maturity of 3 months or less when purchased. Future Quest does not presently own any interests in real estate or any equipment with.

Facilities. Future Quest does not own any real or personal property nor does the Company currently lease any office space.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This following information specifies certain forward-looking statements of management of the company. Forward-looking statements are statements that estimate the happening of future events are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as "may", "shall", "will", "could", "expect", "estimate", "anticipate", "predict", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

Liquidity and Capital Resources.

For the nine months ended September 30, 2006, we had total assets of $76,030, compared to year ended December 31, 2005, total assets of $71,932, and total assets in 2004 of $77,731. The increase in assets was due to the acquisition of lease hold interest including a working well. At the nine months ended September 31, 2006, we had current liabilities of $246,570 which was represented by accounts payable, consultants' payable, deferred salaries, interest payable and loans payable to related parties. At December 31, 2005, we had current liabilities of $182,664. At December 31, 2004 we had current liabilities of $181,000. The increase in liabilities was due primarily to increased accounts payable and deferred salaries. At the nine months ended September 30, 2006, we had a working capital deficiency of $246,149 (years ended 2005 - $180,732 and 2004 - $180,769).

We do not believe that our current cash resources will be able to maintain our current operations for an extended period of time. We will be required to raise additional funds or arrange for additional financing over the next 12 months to adhere to our development schedule. No assurance can be given, however, that we will have access to additional cash in the future, or that funds will be available on acceptable terms to satisfy our working capital requirements. If we are not able to arrange for additional funding or if our officers, directors and shareholders stop advancing funds to us, we may be forced to make other arrangements for financing such as loans or entering into strategic alliances. We have not identified any alternative sources of financing.

Results of Operations

For the nine months ended September 30, 2006, the Company had revenues of $12,099. for the nine month period ended September 30, 2006, the loss from operations was $59,808. During the year ended December 31, 2005 the loss from operations is $145,195 (2004 - $138,411). This increase in loss was due primarily acquisition of the new property and stock based compensation expenses, paid to consultants for consulting fees. From inception to September 30, 2006, Future Quest Nevada, Inc. has incurred cumulative net losses of $416,128.

The cash and equivalents constitute our present internal sources of liquidity.

Our Plan of Operation for the Next Twelve Months

We anticipate that we will need to raise additional capital within the next 12 months in order to continue as a going concern.  The Company is in the process of raising capital to fund the development of future wells. To the extent that additional capital is raised through the sale of equity or equity- related securities, the issuance of such securities could result in dilution of stockholders. There can be no assurance that additional funding will be available on favorable terms, if at all. If adequate funds are not available within the next 12 months, we may be required to curtail our operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our assets that we would not otherwise relinquish.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation S-B had or is to have a direct or indirect material interest.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As at September 30, 2006 there were approximately 35 holders of the outstanding shares of the Future Quest Nevada, Inc. $0.001 par value common stock. Future Quest participates in the PinkSheets Electronic Quotation System maintained by the National Association of Securities Dealers, Inc., under the most recent trading symbol "FQNI". The Future Quest common stock has closed at:
Quarter	High	Low
2004 First Quarter	$0.103	$0.063
2004 Second Quarter	$0.12	$0.037
2004 Third Quarter	$0.10	$0.04
2004 Fourth Quarter	$0.08	$0.013
2005 First Quarter	$0.013	$0.01
2005 Second Quarter	$0.045	$0.033
2005 Third Quarter	$0.035	$0.01
2005 Fourth Quarter	$0.03	$0.001
2006 First Quarter	$0.10	$0.02
2006 Second Quarter	$0.12	$0.03
2006 Third Quarter	$0.08	$0.01
2006 Fourth Quarter (as of 12/20/06)	$0.03	$0.006

Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The price reflected is adjusted taking into account any forward or reverse stock splits.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Common Stock . Future Quest Nevada, Inc. is authorized to issue 250,000,000 shares of common stock, $.001 par value, each share of common stock having equal rights and preferences, including voting privileges. The shares of $.001 par value common stock of Future Quest Nevada, Inc. constitute equity interests in Future Quest Nevada, Inc. entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. As of September 30, 2006, 195,543,060 shares of the Future Quest Nevada, Inc.'s common stock were issued and outstanding.

The holders of Future Quest Nevada, Inc.'s common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors of Future Quest Nevada, Inc. or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the Directors.

The holders of Future Quest Nevada, Inc.'s common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to Future Quest Nevada, Inc.'s common stock. All of the outstanding shares of Future Quest Nevada, Inc.'s common stock are duly authorized, validly issued, fully paid and non-assessable.

Dividends . The holders of the Future Quest Nevada, Inc.'s common stock are entitled to receive dividends when, as and if declared by Future Quest Nevada, Inc.'s Board of Directors from funds legally available therefore; provided, however, that cash dividends are at the sole discretion of Future Quest Nevada, Inc.'s Board of Directors. In the event of liquidation, dissolution or winding up of Future Quest Nevada, Inc., the shareholders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of Future Quest Nevada, Inc. and after provision has been made for each class of stock, if any, having preference in relation to Future Quest Nevada, Inc.'s common stock.

Future Quest Nevada, Inc. has never declared or paid any dividends on its common stock. Future Quest Nevada, Inc. does not intend to declare or pay any dividends in the foreseeable future.

EXECUTIVE COMPENSATION
Name of Individual or	Capacities in which	Aggregate Remuneration
Identity of Group	Remuneration was received	For 2003	For 2004	For 2005
Tim DeHerrera	President and Director	$ -0-	$ 30,142	$ -0-
P. JamesVoloshin	Director, Secretary	$ -0-	$ -0-	$ -0-

Compensation of Directors.

There was no compensation paid to any Officer or Director in 2003 or 2004.

Stock Based Compensation . During the year ended December 31, 2004,there was $30,142 in stock based compensation paid for accrued consulting fees. Stock based compensation is an estimate of the intrinsic value placed in respect to stock granted to officers, directors, employees using the Black-Scholes option pricing model. We do expect further stock based compensation in 2006.

Transactions with Promoters

NONE

FINANCIAL STATEMENTS

Audited Financial Statements, as of December 31, 2005 and December 31, 2004, and interim financials as of September 30, 2006 are included herewith.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

During the Company's first fiscal year and up to the present time, the principal independent accountant for the Company has neither resigned (nor declined to stand for reelection) nor been dismissed. The independent accountant for the Company is De Joya Griffith & Company, LLC, located at 2580 Anthem Village Drive, Henderson, NV 89052

To the Board of Directors and Stockholders

Future Quest, Inc.

(A Development Stage Company)

Orlando, Florida

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Future Quest, Inc. (A Developmental Stage Company) as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2005 and 2004 and for the period from October 23, 2002 (Date of Inception) through December 31, 2005.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, and for the period from October 23, 2002 (Date of Inception) through December 31, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, all of which raise substantial doubt about its ability to continue as a going concern.  Management's plans in regards to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC

October 10, 2006

Henderson, Nevada

FUTURE QUEST, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

See Accompanying Notes to Financial Statements

2

FUTURE QUEST, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

See Accompanying Notes to Financial Statements

3

FUTURE QUEST, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' DEFICIT

Common Stock .001 par		Paid-in
	Shares	Amount	Capital
Balance at October 23, 2002 (Date of inception)	--	$ --	$ --
Issuance of stock related to merger	7,714,050	7,714	-
Common shares issued for debt conversion, $0.002 share	37,500,000	37,500	27,500
Net loss	--	--	--
Balance, December 31, 2003	45,214,050	45,214	27,500
Common shares issued to officers and directors for services $0.007 per share	2,260,703	2,261	12,810
Common shares issued to officers & directors for cash, $0.07 per share	75,000	75	4,925
Common shares issued to officers and directors for services, $0.007 share	2,260,703	2,261	12,810
Net loss	-	-	-
Balance, December 31, 2004	49,810,456	49,811	58,045
Issuance of stock for debt conversion of $30,000, $0.001 per share	30,000,000	30,000	-
Issuance of stock for debt conversion of $30,000, $0.001 per share	30,000,000	30,000	-
Issuance of stock for debt related to merger, $0.001 per share	232,600	232	-
Issuance of stock for debt conversion $0.0009 per share	85,500,000	85,500	(8,000)
Net loss	-	-	-
Balance, December 31, 2005	195,543,056	$ 195,543	$ 50,045

See Accompanying Notes to Financial Statements

4

FUTURE QUEST, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

See Accompanying Notes to Consolidated Financial Statements

5

FUTURE QUEST, INC.

(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

1.    DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business - Future Quest Nevada, Inc. referred to as the "Company" is considered a exploration stage company since its formation and the Company has not yet realized any revenues from its planned operations. The Company's primary objective is to identify, acquire and develop oil and gas projects.

The Company has acquired interests in producing properties through leases on which it drills and/or operates oil or gas wells in efforts to discover and/or to produce oil and gas.  The Company's interests in the properties vary depending on the availability of the interests and their locations.  At December 31, 2005, the Company owned working interests in oil and gas properties located within the State of Texas.

History - The Company was originally incorporated under the laws of the State of Ontario, Canada on October 23, 2002 as Future Quest, Inc.

Future Quest Nevada, Inc. was formed for the purpose of completing a merger with Future Quest, Inc. in order to change its state of incorporation from Canada to Nevada. Future Quest Nevada incorporated within the state of Nevada on February 15, 2005. The merger was completed on February 22, 2005 with Future Quest Nevada being the surviving entity.

Going concern - The Company incurred cumulative net losses of approximately $356,320 and $211,125 from operations as of December 31, 2005 and December 31, 2004 respectively and has not commenced its mining operations, rather, still in the exploration stage, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Basis of Presentation - These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. The Company's fiscal year-end is December 31.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all investments with an original maturity of three months or less to be a cash equivalent.

FUTURE QUEST, INC.

(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (continued)

Oil and Gas Producing Activity - The Company follows the full cost method of accounting for oil and gas operations whereby all costs associated with the exploration for and development of oil and gas reserves, whether productive or unproductive, are capitalized. Such expenditures include land acquisition costs, drilling, exploratory dry holes, geological and geophysical costs not associated with a specific unevaluated property, completion and costs of well equipment. Internal costs are capitalized only if they can be directly identified with acquisition, exploration, or development activities.

Expenditures that are considered unlikely to be recovered are written off. On a quarterly basis the Board of Directors assesses whether or not there is an asset impairment. The current oil and gas exploration and development activities are considered to be in the production stage.

The costs of unproved leases, which become productive, are reclassified to proved properties when proved reserves are discovered in the property. Unproved oil and gas interests are carried at original acquisition costs including filing and title fees. Depreciation and depletion of the capitalized costs for producing oil and gas properties will be provided by the unit-of-production method based on proved oil and gas reserves.

Abandonment of properties are recognized as an expense in the period of abandonment and accounted for as adjustments of capitalized costs.

Impairment of Properties- Unproven oil and gas property costs are reviewed periodically and a loss impairment is recognized to the extent, if any, that the cost of the property has been impaired.

Long-lived assets are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value.

Revenue Recognition - The Company recognizes oil and gas revenues from its interests in producing wells as oil and gas is produced and sold from these wells. The Company has no gas balancing arrangements in place. The company has no revenues as of December 31, 2005.

Research and Development - All research and development expenditures during the period have been charged to operations.

Earnings (loss) per share - The Company follows SFAS No. 128, "Earnings Per Share" and SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," which establish standards for the computation, presentation and disclosure requirements for basic and diluted earnings per share for entities with publicly-held common shares and potential common stock issuances. Basic earnings (loss) per share are computed by dividing net income by the weighted average number of common shares outstanding. In computing diluted earnings per share, the weighted average number of shares outstanding is adjusted to reflect the effect of potentially dilutive securities, such as stock options and warrants. Common stock equivalent shares are excluded from the computation if their effect is antidilutive. For the period from October 23, 2002 (Date of Inception) through December 31, 2005, no options and warrants were issued.

FUTURE QUEST, INC.

(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (continued)

The following table represents the effect on net loss and loss per share for the Company.

	2005	2004
Net loss as reported	$ (145,195)	$ (138,411)
Add: Stock-based employee compensation expense included in reported loss, net of related tax effects	-0-	-0-
Deduct: Total stock-based employee compensation expense determined under fair value based methods of all awards, net of related tax effects.	$ -0-	$ -0-
Proforma net loss	$ (145,195)	$ (138,411)
Net loss per common share	$ (0.00)	$ (0.00)
Basic and diluted loss, pro forma	$ (0.00)	$ (0.00)

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 2005, the Company has available net operating loss carryovers of approximately $356,000 that will expire in various periods through 2023. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

 Stock-based compensation - On December 16, 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption option. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company has adopted the requirements of SFAS No. 123R for the fiscal year beginning after December 31, 2004. No options or warrants were issued for the years ending December 31, 2005 and 2004.

FUTURE QUEST, INC.

(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (continued)

New accounting pronouncements - In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 154, "Accounting Changes and Error Corrections." The Statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement that do not include explicit transition provisions. SFAS No. 154 requires that changes in accounting principle be retroactively applied, instead of including the cumulative effect in the income statement. The correction of an error will continue to require financial statement restatement. A change in accounting estimate will continue to be accounted for in the period of change and in subsequent periods, if necessary. SFAS No. 154 is effective for fiscal years beginning after December 31, 2005. We do not expect the adoption of this Statement to have a material impact on our financial condition or results of operations.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments ("SFAS No. 155"), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133") and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS No. 140"). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives.   We do no expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets ("SFAS No. 156"), which amends FASB Statement No. 140 ("SFAS No. 140"). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities).  The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting.  Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value.  We do not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

FUTURE QUEST, INC.

(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

3.    Acquisition of Properties

On November 30, 2004 the company entered into an agreement and plan of exchange for a 25% working interest and 75% net revenue interest in the Brazor River Prospect. The Company was to pay a prospect generation fee of $100,000 to William D. Brosseau. As of the end of 2004 the company had paid $77,500 of the fee which was capitalized according to the full cost method of accounting. The agreement was terminated on January 4, 2005 by mutual consent of both parties. During 2005, the $77,500 was expensed as an impairment loss and in unrecoverable.

On November 1, 2005 the Company acquired a 100% working interest and 75% net revenue interest in the Hill Lease consisting of 15.5 acres situated in the James Smith league Survey within Navarro County, Texas. The Company has paid $70,000 for the lease acquisition costs. The property when purchased was producing an average of 1 to 2 barrels per day.

5.    ACCRUED CONSULTING FEES

	2005	2004
Unpaid consulting fees due to two directors of the Company bearing no interest, unsecured and due on demand.	$87,000 ________	$102,500 ________
	$87,000	$102.500

6. LOANS PAYABLE

As of December 31, 2005, loan payable totaling $1,000 consists of borrowings from a previous stockholder of the company. The balance bears no interest, unsecured, and is due on demand.

7. LOANS PAYABLE - RELATED PARTIES

As of December 31, 2005 and 2004, loans payable from related parties consists of the following:

	2005	2004
Note payable from an director of the Company bearing interest at 10%, unsecured and due on demand	$75,000	_
Loans payable due to a director of the company, bearing no interest, unsecured and due on demand.	$18,500	_
Loan payable from a Shareholder of the Company bearing no interest, unsecured and due on demand.	_ _________	$77,500 __________
	$180,500	$180,000

FUTURE QUEST, INC.

(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

8. STOCKHOLDER'S EQUITY

On March 3, 2005 the Company effectuated a one to twenty reverse stock split on its common stock. As a result of the stock split, the Company's authorized number common stock decreased from 100,000,000 shares to 5,000,000 shares. Accordingly, the accompanying financial statements have been adjusted on a retroactive basis for the forward stock split to the Company's date of inception.

On December 19, 2005, the Company effectuated a thirty-for-one forward stock split on its common stock. As a result of the stock split, the Company's authorized number common stock increased from 75,000,000 shares to 250,000,000 shares. Accordingly, the accompanying financial statements have been adjusted on a retroactive basis for the forward stock split to the Company's date of inception.

The Company's stockholders' activities consisted of the following:

a)    On October 23, 2002 the company issued 7,714,050 (post stock split) of common stock relating to the purchase of the shell company.

b)    On November 30, 2002 the company issued 37,500,000 (post stock split) of common stock at $0.002 per share for debt reduction.

c)    On May 15, 2004, the Company issued 2,260,703 shares (post stock split) of common stock at $0.007 per share for services.

d)    On July 24, 2004, the Company issued 75,000 shares (post stock split) of common stock for cash at $0.667 per share.

e)    On July 16, 2004, the Company issued 2,260,703 shares (post stock split) of common stock at $0.007 per share for services.

f)    On January 3, 2005, the Company issued 60,000,000 shares (post stock split) of common stock at $0.001 per share for reduction of related party loans of $60,000.

g)    On June 21, 2005, the Company issued 232,600 (post stock split) of common stock at $0.001 per share relating to a merger expense.

h)    On December 19, 2005 the Company issued 85,500,000 shares (post stock split) of common stock at $0.00091 per share for reduction of loans payable of $77,500.

9. SUBSEQUENT EVENTS

On February 3, 2006 the Company entered into an agreement with Plains Marketing, L.P. for the sale of East Texas Sweet crude oil equal to the lease receipts for the period January 01, 2006 to February 01,2006 Approximately 2 barrels per day. The price per barrel will be equal to the PMLP East Texas crude oil posting plus an additional $2.00 premium.

FUTURE QUEST, INC.

(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

SUPPLEMENTARY INFORMATION REGARDING OIL AND GAS PRODUCING ACTIVITIES

The following supplementary oil and gas information is provided in accordance with Statement of Financial Accounting Standards No. 69, Disclosures about Oil and Gas Producing Activities (SFAS 69). The Company has an oil property in only one reportable geographic area.

1. CAPITALIZED COSTS RELATING TO OIL AND GAS PRODUCING ACTIVITIES

	2005	2004
Proved oil and gas properties	70,000	--
Unproved oil and gas properties		77,500
Support equipment, proved properties	--	--
	70,000	77,500
Accumulated depreciation and depletion	--	--
Net capitalized costs	70,000	77,500

2. COSTS INCURRED IN OIL AND GAS PRODUCING ACTIVITIES FOR ABOVE REFERENCED PERIODS

	2005	2004
Acquistion of proven properties	70,000	--
Exploration costs	--	--
Development costs	--	--

3. RESULTS OF OPERATIONS FOR OIL AND GAS PRODUCING ACTIVITIES FOR THE ABOVE REFERENCED PERIODS

	2005	2004
Sales	--	--
Production costs	--	--
Exploration expenses	--	--
Depreciation and depletion	--	--
	--	--
Income tax expenses	--	--
Results of operations for oil and gas producing activities(excluding corporate overhead and financing costs	--	--

FUTURE QUEST, INC.

(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

4. RESERVE QUANTITY INFORMATION

No reserve studies have been completed on the properties proved reserves as of December 31, 2005, thus the reserve quantity table is not listed.

.

FUTURE QUEST, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

See Accompanying Notes to Financial Statements

2

FUTURE QUEST, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

For the three months ended		For the nine months ended		Unaudited (From Inception October 23, 2002) through
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005	September 30, 2006
Oil and gas sales	$ -	$ -	$ 12,099	$ -	$ 12,099
Total revenues	-	-	12,099	-	-
Operating expenses					
Production costs	3,739	-	7,282	-	7,282
Depreciation, depletion and amortization	988	-	2,830	-	2,830
General and administration	6,702	2,467	55,889	18,581	303,403
Stock based compensation	-	-	-	-	30,142
Total operating expenses	11,429	2,467	66,001	18,581	343,657
Loss from operations	(11,429)	(2,467)	(53,902)	(18,581)	(331,558)
Other income (expenses):					
Impairment loss undeveloped oil properties	-	-	-	-	(77,500)
Interest expense	(2,018)		(5,906)	-	(7,070)
Total other income (expenses)	(2,018)	--	(5,906)	--	(84,570)
Loss before provision for income taxes	(13,447)	(2,467)	(59,808)	(18,581)	(416,128)
Provision for income taxes	--	--	--	--	-
Net loss	$ (13,447)	$ (2,467)	$ (59,808)	$ (18,581)	$ (416,128)
Basic and diluted loss per common share	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)
Basic and diluted weighted average common shares outstanding	195,543,056	112,336,742	195,543,056	109,237,169	116,593,294

See Accompanying Notes to Financial Statements

3

FUTURE QUEST, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' DEFICIT

See Accompanying Notes to Financial Statements

4

FUTURE QUEST, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

See Accompanying Notes to Financial Statements

5

FUTURE QUEST,  INC.

(AN DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

1. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the Form 10-KSB for the year ended December 31, 2005 of Future Quest, Inc. (the "Company").

The interim financial statements present the balance sheet, statements of operations and cash flows of the Company. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of September 30, 2006 and the results of operations and cash flows presented herein have been included in the financial statements. Interim results are not necessarily indicative of results of operations for the full year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. GOING CONCERN

Going concern - The Company incurred cumulative net losses of approximately $416,128 from operations as of September 30, 2006, has not commenced its operations, and is still in the development stage, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3. OIL PROPERTIES

Oil properties are made up the following:

	As of 06/30/06	As of 12/31/05
Leasehold improvements	70,000	70,000
Equipment	4,157	0
Accumulated depletion, depreciation and amortization	(2,830)	-
	71,328	70,000

FUTURE QUEST,  INC.

(AN DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

4. CURRENT LIABILITIES

As of September 30, 2006 interest of $7,070 has been accrued on related party loans.

5. ACCRUED CONSULTING FEES

	For nine months ended September 30, 2006	For the year ended December 31, 2005
Unpaid consulting fees due to two directors of the Company bearing no interest, unsecured and due on demand.	$123,000 ________	$87,000 ________
	$123,000	$87,000

6. LOANS PAYABLE-RELATED PARTIES

As of September 30, 2006, loans payable from related parties consists of the following:

Note payable from an director of the Company bearing interest at 10%, unsecured and due on demand	$75,000
Loans payable due to a director of the company, bearing no interest, unsecured and due on demand.	$40,500 ________
$115,500

7. LOANS PAYABLE

As of September 30, 2006, loan payable totaling $1,000 consists of borrowings from the previous owners of the company. The balance bears no interest, unsecured, and is due on demand.

8. STOCKHOLDER'S EQUITY

No stock was issued for the six months ended September 30, 2006.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of The Nevada Revised Statutes. Any repeal or modification of our Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any of our directors or officers for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

Securities and Exchange Commission registration fee.	$ 208
Transfer Agent Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 1,500
Accounting fees and expenses . . . . . . . . . . . . . . . . . . . . . . . .	$ 7,500
Legal fees and expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 9,792
Blue Sky fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 5,000
Printing and Engraving Expenses. . . . . . . . . . . . . . . . . . . . . . .	$ 1,000

Total (1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$25,000

(1) If underwriters are used to sell the offering, they will be paid commissions of up to 10% creating additional offering expenses of $200,000 if all shares offered by Future Quest are sold.

Selling shareholders will not pay any costs associated with this offering.

RECENT SALES OF UNREGISTERED SECURITIES

None

EXHIBITS.
Document	Exhibit No.	Location
Articles of Incorporation	3.1	Previously Filed
Bylaws	3.2	Previously Filed
Opinion on Legality	5	Previously Filed
Lease Agreement	10.1	Previously Filed
Consent of Accountant	23.1	Included
Consent of Counsel	23.2	Included in Ex. 5

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i) To include any Prospectus required by Section l0 (a) (3) of the Securities Act of l933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Colorado Springs, State of Colorado, on May 11, 2007.

Future Quest Nevada, Inc.

(Registrant)

Date: May 11, 2007

By:     /s/ Tim DeHerrera

Tim DeHerrera, President, Secretary, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature                                             Title                                                     Date

/s Tim DeHerrera

Tim DeHerrera                              President, Secretary, Director               May 11   2007

/s/ P. James Voloshin

P. James Voloshin                             Director                                            May 11 2007